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                                                          Exhibit 4.28


                                 FIRST AMENDMENT
                                       TO
                           PLACEMENT AGENCY AGREEMENT



         THIS FIRST AMENDMENT TO PLACEMENT AGENCY AGREEMENT (the "Amendment"), dated as of July 29, 2003, is entered into by and between Stonepath Group, Inc., a Delaware corporation (the "Company"), and Stonegate Securities, Inc., a Texas corporation ("Stonegate"). Capitalized terms used herein but not defined herein shall have the respective meanings ascribed to them in the Agreement (as defined below).

                              W I T N E S S E T H:


     WHEREAS, the Company and Stonegate are parties to that certain Placement Agency Agreement, dated as of October 16, 2002 (the "Agreement"); and

     WHEREAS, the Company and Stonegate desire to amend the Agreement to the extent provided herein;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     A. Amendments to Agreement. For any Placements consummated on or after the date hereof:

          (1) The Agency Fee, as provided in Section 7(a) of the Agreement, shall be four percent (4%) of the gross proceeds from the sale of Securities sold in such Placement; and

          (2) The Company shall not issue to Stonegate any Representative Warrant for such Placement as required in Section 7(d) of the Agreement.

     B. Miscellaneous.

          (1) This Amendment shall be governed by the laws of the State of Texas.

          (2) Except as specifically provided herein, the Regulations shall remain in full force and effect.

          (3) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.



                             STONEPATH  GROUP, INC.

                             By:__________________________________

                             Title:_______________________________


                             STONEGATE SECURITIES, INC.

                             By:__________________________________

                             Title:_______________________________